               FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED
               ----------------------------------------------
                       LOAN AND SECURITY AGREEMENT
                       ---------------------------

      THIS FOURTH AMENDMENT TO THE THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of May 23, 1997, by and among FLEET CAPITAL CORPORATION, a Rhode Island corporation (the "Lender"), and D&K WHOLESALE DRUG, INC. ("D & K") and KRELITZ INDUSTRIES, INC. ("KII"), individually and as successor by merger to NORTHERN DRUG COMPANY ("NDC")
(D & K and KII are sometimes hereinafter referred to individually as "Borrower" and collectively as "Borrowers").

                            Preliminary Statements
                            ----------------------

      A. Lender and Borrowers are parties to that certain Third Amended and Restated Loan and Security Agreement dated as of March 3, 1995 (as amended, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Loan Agreement.

      B. Borrowers and Lender now desire to amend certain provisions of the Loan Agreement on and subject to the terms hereof.

                              Terms of Agreement
                              ------------------

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.   Consent.   The Lender hereby consents to the Borrowers' changing
           -------
their fiscal years from March 31 to June 30, which consent shall be effective for the 1997 fiscal year. This consent is conditioned upon the Borrowers delivering to Lender an audited year-end financial statement for the fiscal year ending March 28, 1997, and any other audited financial statements prepared for the Borrowers. After June 30, 1997, all year-end statements shall be for the June 30 fiscal year of Borrower.

      2.   Amendments to Loan Agreement.   The Loan Agreement is hereby amended
           ----------------------------
as follows:

      (a)  Section 1.1 [relating to Defined Terms] is hereby
      amended by deleting the definition of LIBO Rate and
                                            ---------
      replacing it with the following new definition:

           LIBO Rate - With respect to any Revolving Credit Loan
           ---------
           (or portion thereof) means an interest rate per annum equal to the highest rate of interest per annum (adjusted to reflect reserve, deposit insurance or other similar requirements to which Bank may be subject) at which deposits in United States dollars are offered to the Bank for a thirty-day period, in London, England, by prime banks in the London interbank market at or about 11:00 a.m. (London time) two Business Days before the date upon which the LIBO Rate will be effective for such Loans in an amount approximately equal to the principal amount of such Revolving Credit Loan (or portion thereof).

      (b) Section 3.1 [relating to Interest and Charges] is hereby deleted in its entirety and replaced by the following new
      Section 3.1:

           3.1.   Interest and Charges.
                  --------------------

                  (A)   Interest Rate. The Borrowers shall pay interest
                        -------------
           on the unpaid principal amount of each Revolving Credit Loan and any other Obligation for payment of money from the due date at the applicable interest rates set forth below.

                  (B)   LIBO Rate Loans. So long as no Default or Event
                        ---------------
           of Default exists hereunder, and except to the extent that D & K, on its own behalf and/or as agent for KII, shall elect to pay interest on any Revolving Credit Loan pursuant to subsection (C) of this Section 3.1, the Borrowers shall pay interest on (i) each Revolving Credit Loan, from and including the date of such Loan and (ii) any other Obligation for the payment of money from the due date thereof, in either case at a fluctuating interest rate per annum in effect from time to time equal to the LIBO Rate plus one and seven-tenths of one percent (1.70%) per annum, subject,
                                                                  --------
           however, to adjustment semi-annually as set forth in Section
           -------
           3.1(D) hereof; provided, however, that, for LIBO Rate Loans
                          -----------------
           outstanding on May 23, 1997, such LIBO Rate Loans will only accrue interest at the rate set forth above upon the expiration of the interest periods governing such LIBO Rate Loans.

                  After the effective date of this Amendment, the foregoing rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the LIBO Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the LIBO Rate becomes effective. The LIBO Rate in effect on the date of this Amendment shall be the LIBO Rate effective as of the opening of business on such date.

                  (C)   Base Rate Loans. D & K, on its own behalf and/or as
                        ---------------
           agent for KII, may from time to time elect to have the interest on all (but not a portion of) the outstanding Revolving Credit Loans determined and payable at a floating rate equal to the Base Rate plus one-half percent (0.50%) per annum, (subject, however,
                                                          ----------------
           to adjustment semi-annually as set forth in Section 3.1(D) hereof) by written notice to the Lender, such notice to be received by the Lender before 10:00 a.m. (Milwaukee, Wisconsin time) on the day on which such conversion is to take effect. If D & K, on its own behalf and/or as agent for KII, has made such election, Borrowers shall pay interest on the Revolving Credit Loans as provided in
           Section 3.7. Notwithstanding any election by Borrowers, upon and after the occurrence of an Event of Default, and during the continuation thereof, Lender may at its sole option elect to have the interest of the outstanding Revolving Credit Loans determined and payable pursuant to this Subsection 3.1(C), plus the additional percentage set forth in Subsection 3.1(H).

           After the date hereof, the foregoing rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date of the election to have the Revolving Credit Loans bear interest at the Base Rate plus a percentage as set forth herein shall be the Base Rate effective as of the opening of business on such date.

                  (D)   Semiannual Adjustment in Interest Rate. Notwithstanding
                        --------------------------------------
           anything else herein to the contrary, however, the interest rate payable hereunder shall be subject to a semiannual change upon the Borrowers' achieving certain Interest Coverage Ratios for any prior twelve-month period, determined based upon financial statements for the year-to-date periods ending June 30 and December 31 of each year. The adjustment in interest rate shall occur on the date of the Lender's receipt of Borrowers' audited and certified financial statements for the period ending on June 30 of each year, and on internally-prepared financial statements certified by the Borrowers for the period ending December 31 of each year, with the initial rate adjustment to be considered for the period ending December 31, 1997. Such rate changes shall be effective only for the period after such receipt. The rates of interest achieved with each Interest Coverage Ratio shall automatically be adjusted up or down in accordance with the following schedule:

              Ratio                         Rate Payable
              -----                         ------------

between 1.50 to 1 and 1.74 to 1.0           Base Rate plus 1.00%
                                            LIBO Rate plus 2.25%

between 1.75 to 1 and 1.99 to 1.0           Base Rate plus 0.75%
                                            LIBO Rate plus 2.00%

between 2.00 to 1 and 2.49 to 1.0           Base Rate plus 0.50%
                                            LIBO Rate plus 1.70%

      2.50 to 1 or greater                  Base Rate plus 0.00%
                                            LIBO Rate plus 1.50%

           In calculating the ratio, Lender will calculate numbers to hundredths, and amounts of .05 or greater will be rounded up to the next tenth. For example (and not by way of limitation) "2.45 shall be rounded to 2.5, but 2.44 shall be rounded to 2.4."

                  (E)   Illegality; Impracticality. If it shall become unlawful
                        --------------------------
           for Bank, Lender or any Participating Lender to obtain funds in the London interbank market in order to fund or maintain LIBO Rate Loans or otherwise to perform its obligations hereunder with respect to any such Loans, upon at least five (5)

           Business Days' notice by Lender to D & K the rate of interest on all such LIBO Rate Loans shall thereupon be determined under Subsection
           (D) of this Section 3.1, and the right of D & K, on its own behalf and/or as agent for KII, to have interest accrue on any Loan at the LIBO Rate plus the percentage set forth herein shall thereupon terminate. Notwithstanding any other provision of this Agreement to the contrary, if, during any period in which interest at the LIBO Rate plus a percentage is to be charged on any Loan, (i) deposits in U.S. dollars for thirty-day periods are not available to the Bank in the London interbank market, or (ii) the LIBO Rate plus the percentage set forth herein will not adequately and fairly reflect the cost to Lender or any Participating Lender of making or maintaining the related LIBO Rate Loan, or (iii) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority, or compliance by the Bank, Lender or any Participating Lender with any request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for Bank, Lender or any Participating Lender to make or continue the relevant LIBO Rate Loan, then D & K, on its own behalf and/or as agent for KII, shall not be entitled, so long as such circumstances continue, to continue to have interest accrue on any Loan be at the LIBO Rate plus a percentage as set forth herein.

                  (F)   Increased Costs. If, on or after the date hereof,
                        ---------------
           the introduction of or any change in, or in the interpretation of, any law or regulation or the compliance by Lender or any Participating Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) shall:

           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against all or any assets held by, deposits or accounts with, or credit extended by or to, Lender or any Participating Lender, or impose on Bank, Lender, any Participating Lender or the London interbank market any other condition affecting the LIBO Rate Loans, or its obligation to make LIBO Rate Loans; or

           (ii) subject Bank, Lender or any Participating Lender to, or cause the termination or reduction of a previously granted exemption with respect to, any tax, levy, impost, deduction, charge or withholding with respect to the LIBO Rate Loans, the Note or Lender's obligation to make LIBO Rate Loans, or change the basis of taxation of payment to Lender or any Participating Lender of the principal of or interest on its Loans or any other amounts under this Agreement (except for a change in the rate of tax on the overall net income of Lender or any Participating Lender imposed by any applicable jurisdiction), and the result of any of the foregoing events is to increase the cost to Bank, Lender or any Participating Lender of agreeing to make or making, funding, or maintaining its LIBO Rate Loans, or to reduce the amount of any sums received or receivable by Lender under this Agreement or the Note, then, the Borrowers shall from time to time, not later than thirty (30) days after Lender's demand therefor, pay such additional amounts as will compensate Lender for such increased cost or reduced amount. A certificate of Lender submitted to D & K, setting forth the amounts of such increased costs or reduced amount and the additional amounts to be paid to Lender or any Participating Lender (as applicable) under this Section shall be conclusive in the absence of manifest error.

                  (G)   Minimum Interest Rate. Notwithstanding the foregoing,
                        ---------------------
           in no event shall the per annum rate of interest on any Revolving Credit Loan be less than six percent (6.0%). Interest in all cases shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days), commencing on the date hereof.

                  (H)   Default Rate. Upon and after the occurrence of an
                        ------------
           Event of Default, and during the continuation thereof, the principal amount of the Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a fluctuating rate per annum equal to three and one-quarter percent (3.25%) above the interest rate that would otherwise apply under Sections 3.1(B), (C), or (D) hereof (the "Default Rate").

                  (I)  Usury. In no contingency or event whatsoever shall the
                       -----
           aggregate of all amounts deemed interest hereunder or under the Note and charged or collected pursuant to the terms of this Agreement or the Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of th highest applicable rate, Lender shall apply any such excess to any other Obligation then due and payable and shall promptly refund amounts not so applied to Borrowers and such rate shall automatically be reduced to the maximum rate permitted by such law.

      (c) Section 3.6(B) [relating to Termination] is hereby deleted in its entirety and replaced by the following new Section 3.6(B):

                  (B) At the effective date of any termination prior to the end of the Original Term, Borrowers shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) a termination fee equal to one percent (1.0%) of the average of each month's Average Monthly Loan Balance for the period from March 3, 1995 through the effective date of such termination, provided, however, that the termination fee shall
                             -----------------
           not be less than $400,000 or more than $450,000, regardless of the Average Monthly Loan Balance.

      (d) Section 3.7(B) [relating to Payments] is hereby amended by deleting it in its entirety and replacing it with the following:

                  (B) Interest accrued on the Obligations shall be due on the earliest to occur of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, and (iii) termination of this Agreement for any reason; provided, however, that Borrowers
                                             -----------------
           hereby irrevocably authorize Lender, in Lender's sole discretion, to advance to Borrowers, and to charge to Borrowers' Loan Account hereunder as a Revolving Credit Loan, a sum sufficient each month to pay all interest accrued on the Obligations during the immediately preceding month;

      (e) Section 9.2(W) of the Loan Agreement [relating to Leases] is hereby amended by deleting it in its entirety and replacing it with the following:

                  (W)   Leases. Become a lessee under any operating lease (other
                        ------
           than a lease under which Borrower is a lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which Borrowers are then a lessee would exceed $1,000,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

      (f) Section 9.3(D) [relating to Maintenance of Capital Base] is hereby deleted in its entirety and replaced by the following new Section 9.3(D):

                  (D)   Maintenance of Capital Base. Maintain at all times
                        ---------------------------
           during the periods specified below a Capital Base in an amount not less than the amount shown below for the period corresponding thereto:

                   Period                   Amount
                   ------                   ------

           As of 3/31/97                    $1,976,000
           4/1/97 through 6/29/97           $3,000,000
           6/30/97 through 9/29/97          $3,400,000
           9/30/97 through 12/30/97         $3,800,000
           12/31/97 through 3/30/98         $4,200,000
           3/31/98 through 6/30/98          $4,600,000

                  The Capital Base for all periods after 6/30/98 through the end of the Original Term, and for each Renewal Term, shall be established on or before 6/30/98 by the mutual agreement of the Lender and Borrowers based on the Borrowers' financial forecasts. If the parties are unable to reach agreement on the Capital Base for such periods on or before such date, then, notwithstanding anything contained herein or elsewhere to the contrary, such failure to so agree shall constitute an Event of Default hereunder by Borrowers.

      3.   No Claims.   Borrowers acknowledge that there are no existing
           ---------
claims, defenses (personal or otherwise) or rights of set-off or recoupment whatsoever with respect to any of the Loan Documents. Borrowers agree that this Amendment in no way acts as a release or relinquishment of any Liens in favor of the Lender securing payment of the Obligations.

      4.   Miscellaneous.   Except as expressly set forth herein, there are no
           -------------
agreements or understandings, written or oral, between Borrowers and Lender relating to the Loan Agreement that are not fully and completely set forth herein or therein. Except to the extent specifically waived or amended herein or in any of the documents, instruments, or agreements delivered in connection herewith, all terms and provisions of the Loan Agreement hereby are ratified and reaffirmed and shall remain in full force and effect in accordance with the respective terms thereof. This Agreement may be executed in one or more counterparts, and by different parties on different counterparts. All such counterparts shall be deemed to be original documents and together shall constitute one and the same agreement. A signature of a party delivered by facsimile or other electronic transmission shall be deemed to be an original signature of such party.

      IN WITNESS WHEREOF, this Amendment has been executed and delivered by the duly authorized representatives of the parties as of the date first above written.

                                       FLEET CAPITAL CORPORATION


                                       By: /s/ Edward M. Bartkowski
                                          ------------------------------------
                                          Name: Edward M. Bartkowski
                                          Title: Vice President


                                       D & K WHOLESALE DRUG, INC.


                                       By: /s/ Martin D. Wilson
                                          ------------------------------------
                                          Name: Martin D. Wilson
                                          Title: President


                                       KRELITZ INDUSTRIES, INC.


                                       By: /s/ Martin D. Wilson
                                          ------------------------------------
                                          Name: Martin D. Wilson
                                          Title: President